Exhibit 10.12

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

WORKING CAPITAL LOAN CAPITALIZATION AGREEMENT

by and among

BRIDGETOWN HOLDINGS LIMITED,

MONEYHERO LIMITED,

BRIDGETOWN LLC

and

COMPAREASIA GROUP CAPITAL LIMITED

dated May 25, 2023

WORKING CAPITAL LOAN CAPITALIZATION AGREEMENT

This Working Capital Loan Capitalization Agreement, dated May 25, 2023 (this “Agreement”) is made and entered into by and among Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares (“Borrower”), MoneyHero Limited (formerly known as Hyphen Group Limited), a Cayman Islands exempted company limited by shares (“PubCo”), Bridgetown LLC, a Cayman Islands limited liability company (“Sponsor”) and CompareAsia Group Capital Limited, a Cayman Islands exempted company limited by shares (“CompareAsia”). Borrower, PubCo, Sponsor and CompareAsia are each referred to herein as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, prior to the date hereof, Sponsor lent funds to Borrower pursuant to the working capital loans set forth in Schedule A to this Agreement (each, a “Working Capital Loan” and, together with any loan made by Sponsor to Borrower following the date hereof but prior to the Initial Merger Effective Time (as defined in the Business Combination Agreement) and outstanding as of immediately prior to the Initial Merger Effective Time, the “Working Capital Loans”).

WHEREAS, on the date hereof, Borrower, PubCo, CompareAsia, Gemini Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”) and Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2”) entered into a business combination agreement (as amended, modified or supplemented, from time to time, the “Business Combination Agreement”).

WHEREAS, pursuant to the Business Combination Agreement, (i) Borrower will merge with and into Merger Sub 1, with Merger Sub 1 surviving such merger and continuing to be a wholly-owned subsidiary of PubCo (the “Initial Merger”), and as a result of the Initial Merger, the holders of ordinary shares of Borrower (other than Sponsor) shall become holders of Class A ordinary shares of PubCo (the “Shares”), and Sponsor shall become a holder of Class B ordinary shares of PubCo and (ii) Merger Sub 2 will merge with and into CompareAsia, with CompareAsia surviving such merger and becoming a wholly-owned subsidiary of PubCo.

WHEREAS, pursuant to the Business Combination Agreement, the Parties have agreed that the aggregate balance of the Working Capital Loans equal to or below the Working Capital Loan Cap (as defined below) will be settled in full immediately prior to the Initial Merger Effective Time in exchange for the right to receive the Working Capital Loan Capitalization Shares (as defined below) subject to the terms and conditions of this Agreement and the Business Combination Agreement (the “Working Capital Loan Capitalization”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements set forth in this Agreement and intending to be legally bound hereby, Borrower, PubCo, Sponsor and CompareAsia agree as follows:

1.	DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or formal inquiry, or any proceeding or investigation, by or before any Governmental Authority;

“Business Day” means a day (excluding a Saturday, Sunday or public holiday) on which licensed banks generally are open for business in Hong Kong, New York or the Cayman Islands throughout their normal business hours;

“Closing” means the closing of the Working Capital Loan Capitalization set out in Section 2 and Section 3 of this Agreement and Section 3.1(a)(iii) (Working Capital Loans) of the Business Combination Agreement;

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal;

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority;

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing by the competent Governmental Authorities, including general principles of common and civil law and equity;

“Legal Proceedings” means, collectively, any pending or threatened lawsuits, claims, proceedings or any other Actions (including any investigations or formal inquiries pending or threatened at law or in equity by or before any Governmental Authority);

“US$” means the lawful currency of the United States of America;

“Working Capital Loan Cap” has the meaning ascribed to such term in the Business Combination Agreement; and

“Working Capital Loan Capitalization Shares” means the aggregate number of Shares to be issued and allotted to Sponsor pursuant to Section 2 and Section 3 of this Agreement and the Business Combination Agreement.

2.	WORKING CAPITAL LOAN CAPITALIZATION

On and subject to the terms of this Agreement and the Business Combination Agreement, at the Closing and immediately prior to the Initial Merger Effective Time, PubCo and Borrower hereby agree to settle the aggregate outstanding amount (as of immediately prior to the Initial Merger Effective Time), that is equal to or below the Working Capital Loan Cap, of the Working Capital Loans owed by Borrower to Sponsor in exchange for the right to receive a number of newly issued Shares that is equal to the quotient obtained by dividing (x) the aggregate amount outstanding under the Working Capital Loans up to but not exceeding the Working Capital Loan Cap as notified by Sponsor to PubCo pursuant to Section 3 of this Agreement by (y) 10.00, without interest, subject to rounding pursuant to Section 3.1(d) of the Business Combination Agreement, whereupon Sponsor shall cease to have any other rights in and to the portion of the balance of any Working Capitals Loan capitalized pursuant to this Agreement, except as expressly provided in the Business Combination Agreement, and Sponsor agrees to accept the same in full and final settlement of such portion of the balance of such Working Capital Loan capitalized pursuant to this Agreement.

3.	CLOSING

Closing shall take place immediately following the Unit Separation as defined in and in accordance with Section 3.1(a)(i) (Acquiror Units) of the Business Combination Agreement, pursuant to and in accordance with Section 3.1(a)(iii) (Working Capital Loans) of the Business Combination Agreement. No later than five (5) Business Days prior to the Closing, Sponsor shall deliver a written notice (the “Notice”) to PubCo setting out the then aggregate outstanding amount under all Working Capital Loans up to but not exceeding the Working Capital Loan Cap and its calculation of the number of Shares issuable to Sponsor at the Closing pursuant to Section 2 of this Agreement (the “Closing Calculation”). During the three (3)-day period following PubCo’s receipt of the Notice, Sponsor shall consider in good faith any reasonable comments of PubCo relating to the Closing Calculation as set out in the Notice. If PubCo and Sponsor agree in writing to make any modification to the Closing Calculation as set out in the Notice, then such Closing Calculation as so agreed by PubCo and Sponsor to be modified shall be deemed to be the Closing Calculation for the purposes of determining the number of Shares issuable to Sponsor pursuant to Section 2 of this Agreement at the Closing. Absent PubCo and Sponsor agreeing in writing to make any modification to the Closing Calculation as set out in the Notice, then the Closing Calculation as set out in the Notice shall be deemed to be the Closing Calculation for the purposes of determining the number of Shares issuable to Sponsor pursuant to Section 2 of this Agreement at the Closing.

4.	REPRESENTATIONS AND WARRANTIES OF PUBCO

PubCo hereby represents and warrants to Sponsor and Borrower as of the date hereof and as of the Closing that:

(a)	the allotment and issue of the Working Capital Loan Capitalization Shares will comply with all statutory requirements in the Cayman Islands; and

(b)

the Working Capital Loan Capitalization Shares will be allotted and issued pursuant to this Agreement and the Business Combination Agreement and credited as fully paid and on allotment and issuance will be free from all Liens (as defined in the Business Combination Agreement) and will rank pari passu in all respects with the other Shares issued at the Initial Closing (as defined in the Business Combination Agreement) and the Acquisition Closing (as defined in the Business Combination Agreement) with all rights and entitlements as all other Shares issued at the Initial Closing and the Acquisition Closing.

5.	TAX MATTERS

Each of the Parties intends that, for U.S. federal income tax purposes, the Working Capital Loan Capitalization qualifies as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the U.S. Internal Revenue Code of 1986 (the “Code”), and adopts this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a) with respect to such recapitalization. For U.S. federal income tax purposes (and for purposes of any applicable state or local tax that follows the U.S. federal income tax treatment), the Parties shall prepare and file all tax returns consistent with such treatment, and shall not take any inconsistent position on any tax return, unless otherwise required by Law.

6.	REPRESENTATIONS AND WARRANTIES OF SPONSOR

Sponsor hereby represents and warrants to PubCo and Borrower as of the date hereof and as of the Closing that:

(a)

Sponsor is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Sponsor has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act; and

(b)

Sponsor understands that the Shares it may receive pursuant to this Agreement may be “restricted securities” under applicable U.S. federal and state securities Laws and, if Sponsor is an affiliate of PubCo, “control securities” as such term is used under Rule 144 promulgated under the Securities Act, and that, pursuant to these Laws, Sponsor must hold such Shares indefinitely unless (i) they are registered with the SEC and qualified by state authorities, or (ii) an exemption from such registration and qualification requirements is available.

7.	NOTICES

All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a Party may from time to time notify the other Parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting. The initial addresses and email addresses of the Parties for the purpose of this Agreement are:

(a)	If to Borrower, to:

Bridgetown Holdings Limited

38/F Champion Tower

3 Garden Road, Central

Hong Kong

Attention: Steve Teichman

Email: [REDACTED]

with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Jonathan B. Stone; Rajeev Duggal

Email: jonathan.stone@skadden.com; rajeev.duggal@skadden.com

(b)	If to PubCo, to:

c/o 70 Shenton Way, #18-15, EON Shenton, S079118, Singapore

Attention: Derek Fong and Kenneth Chan

Email: [REDACTED]

with copies to (which shall not constitute notice):

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Jesse Sheley; Joey Chau; Joseph Raymond Casey

Email: jesse.sheley@kirkland.com; joey.chau@kirkland.com;

joseph.casey@kirkland.com

(c)	If to Sponsor, to:

Bridgetown LLC

38/F Champion Tower

3 Garden Road, Central

Hong Kong

Attention: Steve Teichman

Email: [REDACTED]

(d)	If to CompareAsia, to:

CompareAsia Group Capital Limited

c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands

Attention: Shaun Kraft and Laura Hannon

Email: [REDACTED]

with copies to (which shall not constitute notice):

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Jesse Sheley; Joey Chau; Joseph Raymond Casey

Email: jesse.sheley@kirkland.com; joey.chau@kirkland.com;

joseph.casey@kirkland.com

or to such other address or addresses as the Parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

8.	ASSIGNMENT

No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties and any such transfer without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

9.	HEADINGS; INTERPRETATION

The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. The words “hereof” and “herein” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

10.	CONSTRUCTION

10.1 Unless a contrary indication appears, any reference in this Agreement to:

(a)	any “Party” shall be construed so as to include its or their (and any subsequent) successors in title, permitted assigns and permitted transferees;

(b)	“include”, “includes” or “including” means include, includes or including without limitation;

(c)

the words “other”, “or otherwise” and “whatsoever” shall not be construed ejusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to;

(d)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(e)	words importing the singular number shall include the plural number and vice versa, and words importing the masculine, feminine or neuter gender shall include the others of them;

(f)	a provision of law is a reference to that provision as amended or re-enacted from time to time unless the context requires otherwise; and

(g)	unless otherwise stated, references to sections are to sections of this Agreement.

10.2	Section headings are for ease of reference only.

10.3

The Recital to this Agreement forms part of this Agreement and shall have effect as if set out in full in the body of this Agreement, and any reference to this Agreement shall be deemed to include the Recital.

10.4

Each Party acknowledges and agrees that it was represented by counsel in connection with its review, negotiation, execution and delivery of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be used in the interpretation of any provision of this Agreement.

11.	AMENDMENTS

11.1	This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

12.	GOVERNING LAW

12.1	Governing Law

This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

12.2	Rights of Third Parties

Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement.

13.	JURISDICTION; WAIVER OF JURY TRIAL

13.1

Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 13.

13.2

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

14.	ENFORCEMENT

The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any Party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

15.	SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

16.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

17.	ENTIRE AGREEMENT

This Agreement and the Business Combination Agreement constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such Parties except as expressly set forth in this Agreement.

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IN WITNESS WHEREOF the Parties have executed and delivered this Agreement on the day and year first before written.

BRIDGETOWN HOLDINGS LIMITED

/s/ Matthew Danzeisen
Name: Matthew Danzeisen
Title: Director

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement on the day and year first before written.

MONEYHERO LIMITED

/s/ Derek Fong
Name: Derek Fong
Title: Director

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement on the day and year first before written.

BRIDGETOWN LLC

/s/ Matthew Danzeisen
Name: Matthew Danzeisen
Title: Manager

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement on the day and year first before written.

COMPAREASIA GROUP CAPITAL LIMITED

/s/ Shaun Kraft
Name: Shaun Kraft
Title: Authorized Signatory